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                                                                    Exhibit 10.9

                          AMENDMENT OF LEASE AGREEMENT

THIS AMENDMENT ("Amendment"), made this 4/th/ day of October 2002 between Parkers Lake I Realty Corp., a Minnesota corporation, having an office at c/o Sentinel Real Estate Corporation, 1251 Avenue of the Americas, New York, New York 10020, as ("Lessor"), and Urologix, Inc., having an office at 14405 21st Avenue, Suite 111, Plymouth, Minnesota 55447, as ("Lessee").

                              W I T N E S S E T H :

WHEREAS, Lessor's predecessor-in-interest, and Lessee entered into a lease dated January 20, 1992, and which Lease was subsequently amended on June 20, 1994, April 5, 1995, March 7, 1996, September 30, 1996, November 15, 1996, October 31, 1997, March 12, 1998 and March 26, 1998 (as amended the "Lease"), covering premises known and numbered as Suites 100 through 130, consisting of approximately 21,417 square feet of office and 15,545 square feet of warehouse for a total of 36,962 square feet located in Parkers Lake Pointe I (the "Building"), 14405 21st Avenue, Plymouth, Minnesota 55447 (the "Leased Premises"); and

WHEREAS, the term of the Lease expires on January 31, 2003;

WHEREAS, Lessee desires to extend the term of the Lease for an additional five
(5) year and two (2) month period commencing on February 1, 2003 and expiring on March 31, 2008.

NOW, THEREFORE, in consideration of the Premises and the mutual covenants contained herein, Lessor and Lessee hereby agree to amend the Lease as follows:

1. The term of the Lease shall hereby be extended through and including March 31, 2008.

2. Lessee shall pay Lessor, on or before the first of each month, as Base Rent for the Leased Premises, without prior demand being made therefor and without offset or deduction of any kind, the following sums:

     (a) For the period commencing on February 1, 2003 and expiring on April 30, 2003, the sum of zero $0.00.

     (b) For the period commencing on May 1, 2003 and expiring on May 31, 2003, the sum of $10,942.96 payable in advance;

     (c) For the period commencing on June 1, 2003 and expiring on March 31, 2004, Tenant shall pay in advance on or before the first of each month, the monthly sum of $25,712.67;

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     (d)  For the period commencing on April 1, 2004 and expiring on March 31,
          2005, the sum of $317,892.66 per annum, payable in equal monthly installments, in advance, of $26,491.06;

     (e) For the period commencing on April 1, 2005 and expiring on March 31, 2006, the sum of $327,447.47 per annum, payable in equal monthly installments, in advance, of $27,287.29.

     (f) For the period commencing on April 1, 2006 and expiring on March 31, 2007, the sum of $337,371.90 per annum, payable in equal monthly installments, in advance, of $28,114.33;

     (g) For the period commencing on April 1, 2007 and expiring on March 31, 2008, the sum of $347,510.50 per annum, payable in equal monthly installments, in advance, of $28,959.21.

3. Lessor shall make the following Improvements to the Leased Premises upon the full execution of this Amendment of Lease, at its sole cost and expense:

     (a)  Repair and patch all stress cracks and dents in walls;

     (b) Spot prime and finish coat walls to match existing in hallways, reception area and two conference rooms;

     (c) Furnish and install four (4) dedicated 120v outlets for high amperage loads;

     (d) Install four (4) cheater breakers in panels for the four (4) new circuits;

     (e)  Remove and dispose of five (5) existing rooftop units;

     (f)  Fabricate and install one (1) new curb adapter;

     (g) Furnish and install four (4) 4-ton and one (1) 6-ton rooftop units including economizers;

     (h) Furnish and install new electrical disconnects and 115v service outlets as required by code;

     (i) Furnish and install six (6) zone dampers, barometric bypass and controls;

     (j) Furnish labor and materials to modify existing ducting to create new zone lay out;

     (k) Furnish and install 565.33 sq. yards of building standard carpet with matching carpet base;

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     (1)  Furnish and install blue building standard cut-pile carpet in small conference room with one (1) foot burgundy border;

     (m)  Labor for carpet to be done evenings/weekends;

     (n)  Move furniture to accommodate carpet take-up and installation;

     (o) Remove and dispose of eleven (11) hollow metal doors at the rear of the premises;

     (p) Supply and install eleven hollow metal doors, eleven thresholds, eleven sweeps, eleven sets of weather stripping, eleven 40" long drip caps;

     (q)  Reinstall salvaged closures and lock-sets;

     (r)  Paint new doors and existing frames;

     (s)  Trim the trees along the parking areas;

     (t)  Repair the roof as necessary.

     Except as expressly set forth hereinabove, Lessee shall accept the Leased Premises in "as is" condition. All other improvements to the Leased Premises shall be performed by Lessee (i) at its sole cost and expense (ii) in accordance with plans and specifications previously approved by Lessor in writing, (iii) in frill compliance with all applicable laws, ordinances, rules and regulations of all governmental authorities having jurisdiction thereover; (iv) in a good and workmanlike manner, (v) in such a manner as to insure the least possible interference with all aspects of the Building's operation, including cooperating fully with Lessor's requests regarding such items as the location of construction equipment and the times and manner in which construction will be performed and (vi) in a prompt and diligent manner to be completed no later than ninety (90) days alter the execution of this Amendment of Lease.

     Lessor projects the Improvement will be substantially complete, no later than ninety (90) days alter the full execution of this Amendment of Lease ("Improvement Deadline"). In the event Lessor has not substantially completed the improvements by the Improvement Deadline, then in that event, Lessee shall notify Lessor via certified or registered mail ("Lessee's Improvement Notice"), within ten (10) days of the expiration of the Improvement Deadline of Lessor's failure to substantially complete the Improvements and Lessor shall then have thirty (30) days from receipt of Lessee's Notice to substantially complete the Improvements. In the event that Lessor does not complete the Improvements within thirty (30) days of receipt of Lessee's Improvement Notice, then in that event Lessee shall receive a rent credit of Two Hundred and Filly dollars per day ($250.00) per day, for each day that the Improvements are not substantially complete.

4. Upon completion of Lessor's improvements to the Leased Premises as set forth in Paragraph 4 of this Exhibit P, Amendment of Lease, Lessor will be responsible for the

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     maintenance and repair of the HYAC equipment servicing the Leased Premises.
     The expense incurred by Lessor for the maintenance and repair of the 1-IVAC equipment servicing the Leased Premises, shall be included in the Operating Expenses of the Building as such term is defined and used in Paragraph 6 of the Lease. Expenses incurred by Lessor for the maintenance and repair of HVAC equipment servicing the Leased Premises shall be billed at Lessor's invoice cost.

5.   Article 14 of the Lease is hereby deleted and replaced with the following:

     "14. (a) Lessee shall not (i) transfer or assign this Lease or any interest hereunder, nor permit any assignment hereof by operation of law, (ii) sublet the Leased Premises or any part thereof nor (iii) permit the use of the Leased Premises by desk tenants or any parties other than Lessee or its agents, without in each instance first obtaining the prior written consent of Lessor. Should Lessee wish to obtain Lessor's consent to an assignment or subletting, it shall make such request in written form detailing the proposed sub-rent, term, sub-tenant or assignee, compensation to be received by Lessee, name and financial data of the proposed sub-tenant or assignee and such other information as Lessor may request. Lessor may, in its sole discretion, either (i) give its approval (ii) not give its approval. If Lessor should grant Lessee its approval to any sublease or assignment, Lessee shall remain primarily liable for the performance of all of the covenants contained herein. Lessee shall not pledge or mortgage its leasehold interest or any part thereof without Lessor's prior written consent and any such pledge or mortgage shall, at Lessor's option, render this Lease void.

     (b) For purposes of this Paragraph: (i) the merger, transfer of a majority of the issued and outstanding capital stock of any corporate Tenant or subtenant or transfer of a majority partnership interest of Lessee or any subtenant that is a partnership, however accomplished, whether in a single transaction or hi a series of related or unrelated transactions, shall be deemed an assignment of this Lease, or of such sublease, as the case may be; (ii) a takeover, management or succession agreement shall be deemed a transfer of this Lease; and (iii) a modification, amendment or extension without Lessor's prior written consent of an assignment or a sublease previously consented to by Lessor shall be deemed a new assignment or sublease.

     (c) Lessor may assign this Lease or any part thereof or right hereunder at any time. Upon such assignment, Lessor shall have no further obligations with respect hereto and Lessee shall look solely to such assignee for the performance of Lessor's obligations.

     (d) Notwithstanding contained in paragraph 5(B) to the contrary, Lessor hereby agrees that, provided Lessee, or its successor through merger or acquisition, remains primarily liable hereunder, Lessee may assign its interest in this Lease to (a) its parent, as such term is hereinafter defined; (b) any wholly owned subsidiary of its parent; (c) any entity in which is parent owns a 51% or more interest in; or (d) any entity which owns 51% or more interest in said Parent (hereinafter a "Preapproved Assignment"). Lessee's "Parent" shall be defined as a person or party which owns 51% or more interest in Lessee. In the event any such Preapproved Assignment by Tenant, Tenant hereby agrees

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     to deliver to Lessor notice of such assignment, including documentary evidence of such assignment and the respective parties' ownership interest, within the thirty (30) days following any such Preapproved Assignment.

6. Provided Lessee has not committed more than two (2) acts of default under the terms and conditions of the Lease and provided that Lessee is not in default wider the terms, covenants or conditions of this Lease, Lessee shall have the option, exercisable only upon one hundred and eighty (180) days prior written notice, delivered to Lessor via registered or certified mail, to extend the term of this Lease for a three (3) year period to commence on April 1, 2008 and expire on March 31, 201l (hereinafter the "First Option Period"). Should Lessee elect to exercise such option to extend the term for the First Option Period, as hereinabove set forth, then all terms and conditions of this Lease shall remain the same except that during such First Option Period the Base Rent due under this Lease shall be the greater of (i) the then current market rent for space of similar size and location, as of the date of Lessor's receipt of Lessee's written notice or (ii) the per square foot per annum Base Rent payable during the last year of the Lease Term increased by three percent (3%) per year on each anniversary of the commencement of the First Option Period.

7. Provided Lessee has exercised its option to extend the Term of this Lease for the First Option Period as set forth hereinabove, and further provided that Lessee has not committed more than two (2) acts of default under the terms, covenants or conditions of the Lease and provided that Lessee is not in default under any terms, covenants or conditions of this Lease, Lessee shall have the further option, exercisable only upon one hundred and eighty
     (180) days prior written notice, delivered to Lessor via registered or certified mail, to extend the term of this Lease for an additional three
     (3) year period to commence on April 1, 2011 and expire on March 31, 2014 (the "Second Option Period"). Should Lessee elect to exercise such option to extend the term for the Second Option Period as hereinabove set forth, then all terms and conditions of this Lease shall remain the same except that during such Second Option Period the Base Rent due under this Lease shall be the greater of (i) the then current market rent for space of similar size and location as of the date of Lessor's receipt of Lessee's written notice or (ii) the per square foot per annum Base Rent payable during the last year of the First Option Period increased by three percent (3%) per year on each anniversary of the commencement of the Second Option Period.

8. Provided: (i) Lessee has not committed more than two (2) acts of default under the terms, covenants or conditions of the Lease and provided that Lessee is not in default under the terms, covenants or conditions of this Lease, and (ii) Lessee shall not have assigned this Lease or sublet any portion of the Leased Premises, except as consented to by Lessor, then, during the term of this Lease, Lessee shall have and is hereby granted a right of first offer on the adjacent suites known and numbered as Suites 132 and 132 B, which are crosshatched on Exhibit P-1 attached hereto ("ROFO Space"), which right may only be exercised by Lessee in accordance with procedures set forth below.

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     If at anytime during the Term of this Lease the ROFO Space becomes available for lease, Lessor shall give written notice thereof to Lessee (the "Lessor's ROFO Notice") stating that the ROFO Space is available. Lessee shall notify Lessor by certified or registered mail within ten (10) days of its receipt of Lessor's ROFO Notice whether it desires to lease the ROFO Space; failure to notify Lessor within said ten (10)-day period shall be deemed a refusal by Lessee. After any such refusal or deemed refusal, Lessee shall have no further rights to the ROFO Space and Lessor shall be free to lease such space to any person or entity for any term If Lessee exercises its right of first offer with respect to the ROFO Space, such space shall be added to the Leased Premises upon the date of Lessee's notice to Lessor accepting the ROFO Space and the rent payable for the ROFO Space shall he the greater of (a) the then current market rent for space of similar size and location as of the date the ROFO Space is added to the Leased Premises; or (b) the annual Base Rent payable per square foot for the Leased Premises immediately prior to the ROFO Space being added to the Leased Premises as increased by three percent (3%) per year on each anniversary of Lessor's ROFO notice, and subject to all terms, covenants and conditions of this Lease to the extent that such terms, covenants and coalitions of this Lease do not conflict with the terms, covenants and conditions specified in Lessor's ROFO Notice. Once Lessee has exercised its right to lease the ROFO Space, the ROFO Space shall immediately be added to the Leased Premises pursuant to this Paragraph and shall become part of the Leased Premises for all purposes of this Lease, and any reference in this Lease to the term "Leased Premises" shall be deemed to refer to and include the ROFO Space, including but not limited to all provisions regarding additional rent for which Lessee's proportionate share of Operating Expenses and Taxes shall be increased to account for the increase in the size of the Leased Premises, and except as expressly provided to the contrary in Lessor's ROFO Notice.

     If Lessee exercises its right to lease the ROFO Space, the Term of this Lease shall be extended so that the remaining term of this Lease shall not be less than three (3) years from the date the ROFO is added to the Leased Premises. If the Term of this Lease is extended pursuant to the provisions of the foregoing sentence, then the Base Rent for the entire Leased Premises for the extended portion of the Term, if any, shall be increased by three percent (3%) per square foot per annum on each anniversary of the date of Lessor's ROFO Notice.

9. Lessee warrants and represents to Lessor that no party is entitled, as a result of the actions of Lessee, to a commission or other fee resulting from the execution of this Lease except for Mark F. Sims and Joel Torborg of United Properties ("United"), 3500 West 80/th/ Street, Minneapolis, Minnesota 55431 and Lessee agrees to pay, hold harmless and indemnify Lessor from and against any and all costs, expenses (including attorneys fees and court costs), loss and liability for any compensation, commissions or charges claimed by any other broker or agent with respect to this Lease or the negotiations thereof if such claim or claims by any such broker or agent are based in whole or in part on dealings with Lessee or its representatives.

     Lessor agrees to pay United a brokerage fee in the amount of $37,989.45 payable as follows; $18,994.72 upon the fill and complete execution of this Exhibit P, Amendment

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     of Lease Agreement and $18,994.73 payable upon the Commencement of Rent payable under this Exhibit P, Amendment of Lease on May 1, 2003.

10. Upon full execution of this Amendment of Lease, Lessor shall commence the Building Improvement Work ("BIW") as set forth in Lessor's contract with Zeman Construction, attached hereto as Exhibit "P-2".

     Lessor projects the BIW will be substantially complete, no later than one hundred twenty (120) days after the fill execution of this Amendment of Lease ("BIW Deadline"). In the event Lessor has not substantially completed the BIW by the BIW Deadline, then in that event, Lessee shall notify Lessor via certified or registered mail ("Lessee's Notice"), within ten (10) days of the expiration of the BIW Deadline of Lessor's failure to substantially complete the BIW and Lessor shall then have thirty (30) days from receipt of Lessee's Notice to substantially complete the BIW. In the event that Lessor does not complete the BIW within thirty (30) days of receipt of Lessee's Notice, then in that event Lessee shall receive a rent credit of Five Hundred Dollars per day ($500.00) per day, for each day that the BIW is not substantially complete.

11. It is hereby agreed that the following items shall be excluded from the Operating Expenses of the Building as such term is defined and used in Paragraph 6 of the Lease:

     a) All costs relating to the solicitation and execution of leases in the Building.

     b) The cost of any repair made by Lessor due to the total or substantial destruction of the Building or the condemnation of the Building.

     c) Repairs or replacements to the extent covered by warranties or guaranties.

     d) Costs, including costs of plans, construction, permits, licenses and inspections, incurred with respect to the installation of tenant improvements in the Building or incurred in improving, renovating or decorating vacant space in the Building.

     e)   Promotional or advertising expenses.

     f) Attorney's, accountant's and other professional fees and expenses incurred in connection with negotiations or disputes with tenants, other occupants, or prospective tenants or other occupants; auditing fees, accounting, legal or other professional fees relating to ownership, construction or sale of the Building, except as specifically provided in the Lease.

     g) Finance charges, interest and other payments on any mortgages and/or other debt encumbering the Building, or obligation in the nature of a mortgage or other project financing and rental payments on any ground lease or other underlying lease.

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     h)   Any charge for Lessor's income tax, excess profit tax, franchise tax, gross receipts or like tax on Lessor's business.

     i) Any structural repairs or replacements which are required to the Building during the term of the Lease Agreement, except where such structural repair or replacement is mandated because of specific use by Lessee or to comply with any changes in the laws, rules or regulations of any governmental authority having jurisdiction.

12. Paragraph 10 of the Lease is amended to include the following: "Lessor shall contract to have snow removed from the parking, drive and sidewalk areas."

13.  Paragraph 6 of the Lease is amended to include the following paragraph (d):

          (d) All repairs, replacements or improvements constituting a capital improvement shall be amortized over the useful life of such item, in accordance with generally accepted accounting principals. Lessor shall complete such capital improvements using care to minimize interference with Lessee's business operations.

14. Lessee hereby represents and warrants to Lessor that Lessee (i) is not in default of any of its obligations under the Lease and that such Lease is valid, binding and enforceable in accordance with its terms, (ii) has full power and authority to execute and perform this Amendment, and (iii) has taken all action necessary to authorize the execution and performance of this Amendment.

15. The recitals set forth hereinabove are incorporated herein by this reference with the same force and effect as if fully set forth hereinafter.

16. Capitalized terms not otherwise defined herein shall have the meaning ascribed to them in the Lease.

17. Except as expressly amended hereby, the Lease and all of the terms, covenants and conditions of the Lease are hereby confirmed and ratified and shall remain and continue in full force and effect.

18. This Amendment may not be modified or terminated orally and constitutes the entire agreement between the parties with respect to the subject matter hereof.

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IN WITNESS WHEREOF, the parties hereto have executed this Amendment of Lease
Agreement the day and year first written above.

                              LESSOR: PARKERS LAKE I REALTY CORP.

                              By:    /s/  Martin Cawley
                                 -----------------------------------------
                                     Vice President

                              LESSEE: UROLOGIX, INC.

                              By:    /s/  David Montecalvo
                                 -----------------------------------------
                                     Vice President,
                                     Product Development and Operations

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